Exhibit 99.(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Statements  and Experts” and “Financial Highlights” in the Prospectus/Proxy Statement and to the incorporation by reference in the Statement of Additional Information of our report dated February 25, 2013 with respect to the financial statements and financial highlights of Touchstone Variable Series Trust, in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio
September 20, 2013